By-Laws of Go Public Acquisition Corporation I

By-Laws of GO PUBLIC ACQUISITION CORPORATION I

ARTICLE I   OFFICES

The principal offices of the Corporation shall be located at 2000 Banks Road, Suite 213D, Margate, Florida 33063 and 1001 South Dairy Ashford, Suite 100, Houston, Texas 77077. The Corporation may have such other offices, either within or without the State of Nevada, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II   SHAREHOLDERS

Section  1   Annual Meetings
The annual meeting of the shareholders shall be held on such date in each year and at such time and place as may be determined by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting.  If the day fixed for the meeting shall be a legal holiday in the State of Nevada, such meeting shall be held on the next succeeding business day.  If the election of Directors shall not be held on the day designated pursuant to the provisions hereof for any annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

Section  2   Special Meetings
Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors and shall be called by the President at the request of the holders of not less than one-tenth (1/10th) of all the outstanding shares of the Corporation entitled to vote at the meeting.

Section  3   Place of Meeting
The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual or special meeting of shareholders. If no designation is made, the place of meeting shall be the principal office of the Corporation.

Section  4   Notice of Meeting
Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten or more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Notice of meeting may also be made in any other method permitted by Nevada law.

Section  5   Quorum
A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section  6   Proxies
At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the Shareholder’s duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section  7   Voting of Shares
Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 8   Conduct of meetings
Meetings of shareholders shall be presided over by the Chairman of the Board of Directors or an officer of the Corporation.

Section 9   Informal Action  by Shareholder
Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting of a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III   BOARD OF DIRECTORS

Section  1   General Powers
The business and affairs of the Corporation shall be managed by its Board of Directors.

Section  2   Number, Tenure, and Qualifications
The number of Directors of the Corporation shall be at least one but not more than seven. Each Director shall hold office until the next annual meeting of shareholders and until the Director’s successor shall have been elected and qualified.

Section  3   Regular Meetings
A regular meeting of the Board of Directors shall be held without other notice than these by-laws immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Nevada, for the holding of additional regular meetings without other notice than such resolution.

Section  4   Special Meetings
Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

Section  5   Notice
Notice of any special meeting shall be given at least four days previously thereto by written notice delivered personally or mailed to each Director at their customary business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid. Any Director may waive notice of any meeting.  The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section  6   Quorum
A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section  7   Manner of Acting
The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if a consent in writing, setting forth the action so taken, is signed by the Board of Directors.  Such consent shall have the same force and effect as a unanimous vote at a meeting.  Such writing, shall be manually executed if practicable, provided, however, that if circumstances so require, effect shall be given to written consent transmitted by telegraph, telex, telecopy or similar means of visual data transmission.

Section  8  Vacancies
Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of the predecessor in office.

Section  9   Compensation
By resolution of the Board of Directors, the Directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 10   Presumption of Assent
A Director of the Corporation who is present at a meeting of the Board of Directors, at which action on any corporate matter is shall be presumed to assent to the action taken unless the Director’s dissent shall be entered in the minutes, of the meeting or unless the Director shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 11   Conduct of Meetings
By majority vote, the Board shall appoint a Chairman of the Board of Directors to preside over the meetings of the Board of Directors.

Section 12   Executive Committee
The Board of Directors, by resolution adopted by the majority of the Directors fixed by the by-laws, may designate a committee of not less than two Directors which committee, in absence of a resolution of the Board of Directors limiting or restricting its authority shall have and may exercise all of the authority of the Board of Directors in the management of all business and affairs of the Corporation, except the Executive Committee may not fill vacancies in the Board of Directors or amend these by-laws. The Board of Directors may at any time remove any member of the Executive Committee with or without cause and may terminate or in any way in its sole discretion limit or restrict the authority of the Executive Committee. The Committee shall keep a record of its proceedings and report such proceedings to the Board of Directors.

ARTICLE IV   OFFICERS

Section  1   Number
The officers of the Corporation shall be a President and a Secretary, each of whom shall be appointed by the Board of Directors. Any two or more offices may be held by the same person. From time to time, the Board of Directors may appoint such additional officers as it deems necessary and convenient.

Section  2   Election and Term of Office
The officers of the Corporation shall be appointed by the Board of Directors.  Each officer shall hold office until a successor shall have been duly elected and shall have qualified or until the officer’s death or until the officer shall resign or shall have been removed in the manner hereinafter provided.

Section  3  Removal
Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section  4   Vacancies
A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section  5 President
The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section  6   The Secretary
The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

Section  7   Salaries
The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a Director of the Corporation.

ARTICLE V   CONTRACTS, LOANS, CHECKS, AND DEPOSITS

Section  1  Contracts
The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract, to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section  2   Loans
No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

Section  3 Checks, Drafts, Etc.
All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section  4   Deposits
All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

ARTICLE VI   CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section  1   Certificates for Shares
Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors.  Such certificates shall be signed by the Secretary or such officer as the Board of Directors shall name. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section  2   Transfer of Shares
Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by a legal representative, who shall furnish proper evidence of authority to transfer, or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VII   FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December, except for the fiscal year of the Corporation, which shall run from the date of formation until the last day of December.

ARTICLE VIII   DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE IX   SEAL

The Board of Directors may, but is not required to, adopt a seal which shall be the seal of the Corporation.

ARTICLE X   WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of these by-laws or under the provisions of the certificate of formation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI   AMENDMENTS

These by-laws may be altered, amended or repealed and new by-laws may be adopted by unanimous vote of the Board of Directors at any regular of special meeting of the Board of Directors, or by affirmative vote of two-thirds (2/3) of the outstanding shares.

The foregoing initial by-laws of the Corporation were adopted by the Board of Directors on this ___ day of _________________________, 2008.

/s/ Samuel Whitley	/s/ James Vogel
DIRECTOR	DIRECTOR